                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                                  TOYMAX INTERNATIONAL, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
           14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
/ /        $500 per each party to the controversy pursuant to Exchange Act
           Rule 14a-6(i)(3).
/ /        Fee computed on table below per Exchange Act
           Rules 14a-6(i)(4) and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                           TOYMAX INTERNATIONAL, INC.
                              125 E. BETHPAGE ROAD
                           PLAINVIEW, NEW YORK 11803

Dear Stockholder:

    You are cordially invited to the Annual Meeting of Stockholders (the "Annual Meeting") of TOYMAX INTERNATIONAL, INC. (the "Company") to be held on Thursday, August 9, 2001, at The Chase Manhattan Bank, Media Room, Lower Level, 395 North Service Road, Melville, New York 11747, at 9:00 a.m., local time.

    The Notice of Meeting and Proxy Statement on the following pages cover the formal business of the meeting, which includes proposals to: (i) elect two directors to serve on the Board of Directors; (ii) approve the amendment to the Company's Amended and Restated Certificate of Incorporation to change the name of the Company to "Maxx Enterprises, Inc."; (iii) approve the Company's 2001 Stock Option Plan; and (iv) ratify the re-appointment of BDO Seidman LLP, certified public accountants, as the Company's independent auditors for the fiscal year ending March 31, 2002.

    We hope that you will be able to attend the Annual Meeting in person. In any event, in order that we may be assured of a quorum, we request that you complete, sign, date and return the enclosed proxy as soon as possible. Your vote s important regardless of the number of shares you own.

                                          Sincerely,

                                          DAVID CHU
                                          CHAIRMAN OF THE BOARD

July 23, 2001

                           TOYMAX INTERNATIONAL, INC.
                              125 E. BETHPAGE ROAD
                           PLAINVIEW, NEW YORK 11803

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 9, 2001

                            ------------------------

To the Stockholders of
TOYMAX INTERNATIONAL, INC.

    Notice is hereby given that the Annual Meeting of Stockholders of TOYMAX INTERNATIONAL, INC. (the "Company") will be held at The Chase Manhattan Bank, Media Room, Lower Level, 395 North Service Road, Melville, New York 11747, on Thursday, August 9, 2001, at 9:00 a.m., local time (the "Annual Meeting"), for the following purposes, all as more fully described in the attached Proxy
Statement:

         1. to elect two (2) directors to serve on the Board of Directors;

         2. to approve the amendment to the Company's Amended and Restated Certificate of Incorporation to change the name of the Company to Maxx Enterprises, Inc.;

         3. to approve the Company's 2001 Stock Option Plan;

         4. to ratify the re-appointment of BDO Seidman, LLP as the independent auditors of the Company for the fiscal year ending March 31, 2002; and

         5. to consider and transact such other business as may properly be brought before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed July 2, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and at the offices of the Company for ten days prior to the Annual Meeting.

    We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

    A copy of the Company's Annual Report for the fiscal year ended March 31, 2001 is enclosed herewith.

    STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

                                          By Order of the Board of Directors

                                          Sanford B. Frank
                                          SECRETARY

July 23, 2001

                                PROXY STATEMENT

                           TOYMAX INTERNATIONAL, INC.
                              125 E. BETHPAGE ROAD
                           PLAINVIEW, NEW YORK 11803

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 9, 2001
                            ------------------------

                            SOLICITATION OF PROXIES

    The accompanying proxy is solicited by the Board of Directors of TOYMAX INTERNATIONAL, INC., a Delaware corporation (the "Company" and, together with its predecessor companies, "Toymax"), for use at the Annual Meeting of Stockholders to be held at The Chase Manhattan Bank, Media Room, Lower Level, 395 North Service Road, Melville, New York 11747, on Thursday, August 9, 2001, at 9:00 a.m., or at any adjournment or adjournments thereof (the "Annual Meeting").

    A proxy that is properly submitted to the Company may be properly revoked at any time before it is voted. Proxies may be revoked by: (i) delivering to the Secretary of the Company (Sanford B. Frank) at or before the Annual Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares of common stock of the Company and delivering it to the Secretary of the Company at or before the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy). A proxy which is properly signed, submitted and not revoked will be voted for the nominees for director named in proposal 1 and in favor of proposals 2, 3 and 4 unless contrary instructions are given, and such proxy may be voted by the persons named in the proxy at their discretion upon such other business as maybe properly brought before the meeting.

    The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock. On or about July 23, 2001, this Proxy Statement and the accompanying proxy, together with a copy of the Annual Report of the Company for the fiscal year ended March 31, 2001, including financial statements, are to be mailed to each stockholder of record at the close of business on July 2, 2001 (the "Record Date").

                               VOTING SECURITIES

    The Company had outstanding 12,131,441 shares of common stock, par value $.01 per share ("Common Stock"), at the close of business on the Record Date, which are the only securities of the Company entitled to be voted at the Annual Meeting. Each stockholder of the Company will be entitled to one vote on each matter as may properly be brought before the meeting for each share of Common Stock registered in its name on the Record Date. Only stockholders of record at the close of business on July 2, 2001 will be entitled to vote. A majority of all of the outstanding shares of Common Stock constitutes a quorum at the Annual Meeting.

                               VOTING PROCEDURES

    The votes of stockholders present in person or represented by proxy at the Annual Meeting will be tabulated by an inspector of elections appointed by the Company. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of determining the existence of a quorum. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Since Proposal 2 must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company, and Proposals 3 and 4 must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock of the Company represented and entitled to vote at the Annual Meeting, abstentions on those proposals will also have the effect of a negative vote.

    Under the rules of the National Association of Securities Dealers, Inc. (the "NASD"), brokers who hold shares in street name have the authority to vote on certain routine items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the non-contested election of directors, amendments to the Certificate of Incorporation and ratification of auditors. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of Proposals 1, 3 and 4, however, broker non-votes will be counted as votes against Proposal 2.

    Shares of Common Stock held by stockholders who do not return a signed and dated proxy will not be considered present at the Annual Meeting, will not be counted towards a quorum and will not be voted on any matter.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The Company's Board of Directors is divided into three classes. The classification of the Board of Directors was implemented in August 1998. At each annual stockholders' meeting, successors to the class of directors whose term expires at that meeting are elected for a three-year term. The term of the Class 3 directors expires at this meeting, and the terms of the Class 1 and Class 2 directors expire on the date of the annual meetings to be held in 2002 and 2003, respectively.

    Messrs. Chu and Handel have been nominated by the Board of Directors for election at the Annual Meeting as Class 3 directors to serve until the election and qualification of their successors at the 2004 Annual Meeting of Stockholders. If the nominees should be unwilling or unable to serve as directors of the Company (which is not anticipated), the Board of Directors may, unless the Board of Directors by resolution provides for a lesser number of Class 3 directors, designate substitute nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. The election of directors requires a majority vote of the shares of Common Stock represented at the Annual Meeting.

CLASS 3 DIRECTORS NOMINATED FOR ELECTION IN 2001

    DAVID KI KWAN CHU. Mr. Chu is the Chairman of the Board of Directors and has been a director since 1997. Prior to the Company's Initial Public Offering in October 1997, Mr. Chu served as Chairman of the Board of Directors of Toymax (H.K.) Limited, the then parent company of Toymax Inc., since its inception in 1990.

    JOEL M. HANDEL.  Mr. Handel has been a director since October 1997.
Mr. Handel has been a partner in the law firm of Baer Marks & Upham LLP, which serves as counsel to the Company, since 1968. From April 1987 through March 1997, Mr. Handel was a member of the Board of Directors of Tyco
Toys, Inc., a company for which Baer Marks & Upham LLP also served as counsel. Mr. Handel is presently involved in a pending personal bankruptcy action.

CLASS 1 DIRECTORS UP FOR ELECTION IN 2002

    HARVEY GOLDBERG. Mr. Goldberg is the President of the Company and has been a director since 1997. Prior to the Company's Initial Public Offering in October 1997, Mr. Goldberg served as a director of Toymax (H.K.) Limited since 1995 and has served as Executive Vice President of Toymax Inc. since 1995. Prior to that Mr. Goldberg was a consultant to Toymax since 1990.

    ERIC INSPEKTOR.  Mr. Inspektor has been a director of the Company since
June 2001. Mr. Inspektor is President and CEO of Kaptor Financial, a boutique merchant banking company in Toronto which he founded in 1989. Mr. Inspektor has also been President and CEO of Golf Evolutions, a chain of specialty retail golf stores, since January 2000. In addition, Mr. Inspektor has managed a syndicated property portfolio since July 1998 and an asset based lending fund specializing in short-term inventory financing, since October 2000.

CLASS 2 DIRECTORS UP FOR ELECTION IN 2003

    STEVEN A. LEBENSFELD. Mr. Lebensfeld is the Chief Executive Officer of the Company and has been a director since 1997. Prior to the Company's Initial Public Offering in October 1997, Mr. Lebensfeld served as a director and President of Toymax Inc. since its inception in 1990 and as a director of Toymax (H.K.) Limited.

    OREN ASHER.  Mr. Asher has been a director of the Company since
October 1997. Mr. Asher has been the Chairman of MGI Software Corp., a leading developer of photo and video software, since January 2, 1996. Mr. Asher has been the Chairman and Director of HomeProject.com, Inc., formerly known as Ditek Software Corp., a leading provider of interactive design and visualization solutions focused on the home and garden improvement market, since 1985.

    DAN ALMAGOR.  Mr. Almagor has been a director of the Company since
July 2001. Mr. Almagor has been the Chairman and Executive Partner of Bank One-First Chicago Equity Capital, a commercial bank. Mr. Almagor served as Chairman and Chief Executive Officer of International Food Distributors, an international food manufacturer and distributor from 1996 to 1998. In addition to his position at Bank One, Mr. Almagor has served on the advisory board of ACG International, Inc., a company which serves as director and advisor to Fortune 1000 and privately held companies, since 1989.

    Additional biographical information concerning the directors is contained under the heading "Directors and Executive Officers."

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors of the Company held six (6) meetings during the fiscal year ended March 31, 2001. The Audit Committee held one (1) meeting and the Compensation Committee held two (2) meetings during such fiscal year.

    Each current director attended all meetings of the Board of Directors and of the committees of which he was a member during such year with the exception of Eric Inspektor and Dan Almagor, who were recently appointed and did not participate in any meetings.

    The Board of Directors has created two standing committees: a four-member Audit Committee and a three-member Compensation Committee.

    The members of the Audit Committee are Joel Handel, Oren Asher and Eric Inspektor. The Audit Committee recommends to the Board of Directors the engagement of the independent auditors, and has the authority to review with the auditors and with the Company's management all matters relating to the annual audit of the Company. Philip Garfinkle, a former member of the Audit Committee, resigned as a director of the Company as of June 13, 2001.

    The members of the Compensation Committee are David Chu, Joel Handel and Eric Inspektor. The Compensation Committee has the authority to review and approve the remuneration arrangements for executive officers and employees of the Company, review the benefit plans for employees and select participants, approve awards under, interpret and administer the employee benefit plans of the Company.

                            PROPOSAL 2: AMENDMENT TO
                        AMENDED AND RESTATED CERTIFICATE
               OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

    The Board of Directors has approved, subject to approval by the stockholders, an amendment to the Company's Amended and Restated Certificate of Incorporation, (the "Name Change Amendment") which will effect a change in the name of the Company from Toymax International, Inc. to Maxx Enterprises, Inc. (the "Name Change"). The complete text of the proposed Name Change Amendment is set forth as Appendix A to this Proxy Statement. The Board of Directors believes that it is in the Company's best interests to effect the Name Change in order to more accurately reflect the Company's expansion into the leisure products business. By removing the reference to toys from the Company's name, the Company's new name will shift the emphasis to a broader market.

    In connection with the proposed Name Change, the Company's trading symbol will change from TMAX to MAXX. The Company's Common Stock will continue to be traded on the Nasdaq National Market under the new symbol. Also in conjunction with the Name Change, the Company will be assigned a new CUSIP number, which is a security identification number.

    The Name Change will not affect the status of the Company or the rights of any stockholder in any respect, or the validity or transferability of stock certificates presently outstanding. The Company's stockholders will not be required to exchange stock certificates to reflect the new name. If a stockholder's shares of Common Stock are currently represented by a physical certificate, that certificate will continue to represent such stockholder's ownership of such shares. When certificates are presented for transfer, new certificates bearing the name Maxx Enterprises, Inc. will be issued.

    If the Name Change is approved by the stockholders, the Name Change will be effective upon the close of business on the date of filing of the Name Change Amendment with the Delaware Secretary of State, which filing is expected to take place shortly after the Annual Meeting. If this proposal is not approved by the stockholders, then the Name Change Amendment will not be filed.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL 2. THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

                            PROPOSAL 3: APPROVAL OF
                      THE COMPANY'S 2001 STOCK OPTION PLAN

    On July 11, 2001, the Board of Directors adopted the Company's 2001 Stock Option Plan (the "Plan"). The Plan is effective subject to the approval by the stockholders.

    The number of shares of Common Stock then available to be issued and sold under the Plan is 500,000, subject to adjustment for certain reorganizations or other corporate transactions. If an option granted under the Plan expires, terminates or is cancelled for any reason without having been exercised in full, the un-purchased shares subject to such option shall again be available for subsequent option grants under the Plan. The maximum number of shares of Common Stock with respect to which options may be granted under the Plan in any calendar year to any person is 75,000, subject to adjustment for reorganizations or other corporate transactions.

    The Plan's purpose is to promote the long-term financial success of the Company and its subsidiaries by encouraging ownership in the Company by directors, officers and other key employees whose continued services are considered essential to the Company's future progress and to provide them with further incentives to remain as directors, officers and employees, respectively, as well as to obtain qualified new directors, officers, and employees for the Company. The Board believes that the Plan, which is similar to the Company's 1997 Stock Option Plan, as amended (the "1997 Plan"), is consistent with these goals. The Plan allows the Company to grant Incentive Stock Options ("ISOs") (as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code")), Non-Qualified Stock Options ("NQSOs" and together with ISOs, the "Options") not intended to qualify under Section 422(b) of the Code. Accordingly, the Board adopted and recommends approval of the Plan.

    The closing price of a Share of Common Stock of the Company on the Nasdaq National Market on July 2, 2001 was $1.78.

    The Company cannot now determine the number of options to be granted in the future to the directors, officers and employees.

SUMMARY DESCRIPTION OF THE PLAN

    The following summary of the proposed Plan is qualified in its entirety by reference to the text of the Plan, which is attached to this proxy statement as Appendix B.

    The following is a summary of certain provisions of the Plan:

    ELIGIBILITY FOR PARTICIPATION. The Plan provides that ISOs may be granted to employees of the Company, or of a "subsidiary" of the Company (as each of those quoted terms are defined in Section 424 of the Code), including officers and directors who are also employees, and that options other than ISOs may be granted to employees (including officers and directors who are also employees) of the Company, members of the Board of Directors who are not employees, independent contractors, consultants and other individuals who are not employees of, but are involved in the continuing development and success of, the Company and its subsidiaries (all of the forgoing persons eligible to be granted Options under the Plan being hereafter referred to collectively as "Participants"). ISOs may not be granted under the Plan to any one person for shares first exercisable in any calendar year having an aggregate fair market value (measured at the time of grant) in excess of $100,000. Any grant in excess of such amount shall be deemed a grant of a NQSO.

    ADMINISTRATION. The Plan is administered by the Compensation Committee (the "Committee") or by the Board of Directors. Subject to the foregoing limitations, the Board or the Committee will, among other things, select the Participants to whom and the times at which, options shall be granted, determine the character of the Options (whether ISOs and/or NQSOs) and the number of shares to be subject to each Option and determine the vesting period, option period and Option Price. In making such determination, there will be taken into account the nature of the services rendered by Participants, their present and potential contributions to the success of the Company and its subsidiaries, and such other relevant factors as the Committee, in its discretion shall deem relevant. The interpretation and construction of any provisions of the Plan by the Board or the Committee shall be final and conclusive. It is the intention of the Company that the Plan shall comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    The terms of Options granted under the Plan are to be determined by the Board or the Committee. Each Option is to be evidenced by a stock option agreement between the Company and the Participant to whom such Option is granted, and is subject to certain terms and conditions as further set forth in the Plan. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee.

    TYPES OF OPTIONS. The Board or the Committee may grant either ISOs or NQSOs. An ISO or an NQSO enables the Participant to purchase from the Company, at any time during a specified exercise period, a specified number of shares of Common Stock at a specified price (the "Option Price").

    EXERCISE OF OPTIONS. The Board or the Committee will determine the time periods during which options granted under the Plan may be exercised. An Option under the Plan must be granted before the tenth anniversary of the date the Plan was adopted. Subject to earlier termination upon the termination of employment, death or disability of a Participant, as discussed below under "Termination of Employment; Death; Disability," Options will be exercisable in whole or in part at any time during the period but will not have an expiration date later than ten (10) years from the date of grant. ISOs granted to holders of more than 10% of the Company's Common Stock may not have a term of more than five years. An Option granted under the Plan shall become exercisable at such time or times and during such period as provided in the option agreement.

    An Option granted under the Plan shall be exercised by the delivery by the Participant to the Company at its principal office (to the attention of the Secretary) of written notice of the number of full shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full, in cash or by certified check payable to the order of the Company, of the Option Price of such shares of Common Stock, or, at the discretion of the Committee, by any other means which the Board of Directors or the Committee determines are consistent with the purpose of the Plan and applicable rules and regulations.

    OPTION PRICE. In no event may the Option Price of an ISO under the Plan be less than the fair market value of the Common Stock at the time such ISO is granted. Such fair market value shall be determined by the Board of Directors and, if the shares of Common Stock are listed on a national securities exchange (including but not limited to the Nasdaq Small Market or the Nasdaq National Market), the fair market value shall be the closing price on such exchange on the day immediately preceding the date as of which fair market value is being determined, or on the next preceding date on which the shares are traded if no shares were traded on such immediately preceding day, or, on the next preceding date on which such shares ware traded if no shares were traded on such next preceding day. If the shares are not traded on a securities exchange, fair market value is the average of the high bid and low asked prices of the shares of Common Stock on the over-the-counter market on the day immediately preceding the date as of which fair market value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If an ISO is granted to any individual who, immediately before the ISO is to be granted, owns (directly or through attribution) more than 10% of the total combined voting power of all classes of capital stock of the Company or a subsidiary of the Company, the Option Price of the shares of Common Stock subject to such ISO shall not be less than 110% of the fair market value per share of the shares of Common Stock at the time such ISO is granted.

    TERMINATION OF EMPLOYMENT; DISABILITY; DEATH. If the employment of a Participant who has been granted and holds an Option under the Plan is terminated for cause, such Participant's Option will expire immediately upon such termination, but in no event later than the expiration date of the Option. If such employment terminates for any reason other than for cause, then, except as otherwise provided in the option agreement, the Option may be exercised at any time within three (3) months after such termination, but in no event later than the expiration date of the Option.

    Except as otherwise provided in the option agreement, if a Participant who has been granted and holds an Option under the Plan dies: (i) while employed by the Company or a subsidiary; the Option may be exercised by the person to whom it is transferred by will or under the laws of descent and distribution within one year after the Participant's death, but in no event later than the expiration date of the Option.

    Except as otherwise provided in the option agreement, if a Participant who has been granted and holds an Option under the Plan becomes disabled within the definition of Section 22(e)(3) of the Code while employed by the Company or a subsidiary, such Option may be exercised at any time within one year after such Participant's termination of employment due to the disability, but in no event later than the expiration date of the Option.

    Anything to the contrary in the foregoing notwithstanding, an Option may only be exercised to the extent that it could have been exercised by the Participant at the time of his termination of employment or death.

    NONTRANSFERABILITY OF OPTIONS. An Option is nontransferable and non-assignable by the Participant, other than by will or the laws of descent and distribution, and is exercisable during the Participant's lifetime only by the Participant, or in the event of his death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the Participant.

    DURATION OF THE PLAN; TERMINATION; AMENDMENT OR DISCONTINUANCE. The Board of Directors may amend or terminate the Plan, retroactively or otherwise; provided, however, unless otherwise required by law or specifically provided in the Plan, no such amendment or termination may be made which would: (i) impair the previously accrued rights of any holder of an option previously granted without his or her written consent; (ii) without first obtaining approval of the stockholders of the Company (where such approval is necessary to satisfy, with regard to ISOs, any requirements under the Code relating to ISOs or any applicable law, regulation or rule) and except as is provided in the Plan:
(w) increase the maximum number of shares of Common Stock which may be sold or awarded under the Plan; (x) decrease the minimum option exercise price requirements of the Plan; (y) change the class of persons eligible to receive options under the Plan; or (z) extend the duration of the Plan or the period during which options may be exercised under the Plan. The Board of Directors or the Committee may amend the terms of any option theretofore granted, including any option agreement, retroactively or prospectively, but no such amendment may materially impair the previously accrued rights of any optionee without the optionee's written consent.

    ADJUSTMENTS UPON CHANGES IN COMMON STOCK. In the event that the number of outstanding shares of Common Stock of the Company is changed by reason of a stock dividend, stock split, recapitalization, reclassification, merger, consolidation or other change in capital of the Company, the aggregate number, class and kind of shares of stock available under the Plan as to which options may be granted and the number, class and kind of shares under each outstanding option and the exercise price per share applicable to any such options shall be appropriately adjusted by the Board or the Committee in its discretion to preserve the benefits or potential benefits intended to be made available under the Plan or with respect to any outstanding options or otherwise necessary to reflect any such change. Fractional shares of Common Stock resulting from any such adjustment in Options shall be aggregated until, and eliminated at the time of exercise of the affected options.

    In the event of a stock sale, merger, consolidation, combination, reorganization or other transaction (other than through a public offering of Common Stock of the Company) resulting in less than fifty percent (50%) of the combined voting power of the surviving or resulting entity being owned by the shareholders of the Company immediately prior to such transaction, or the liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets or business of the Company and its subsidiaries (other than in connection with any employee benefit plan of the Company or a subsidiary of the Company) (any event described in this paragraph shall be referred to as a "Change in Control"), in its discretion and on such terms and conditions as it deems appropriate, the Board or the Committee may provide (1) that any outstanding option shall be accelerated and become immediately exercisable as to all or a portion of the shares of Common Stock covered thereby; (2) that any outstanding option will be adjusted by substituting for stock subject to such option, stock or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, or that may be issuable by another corporation that is a party to the transaction resulting in the Change in Control, whether or not such stock or other securities are publicly traded, in which event the aggregate exercise price shall remain the same and the amount of shares or other securities subject to the option shall be the amount of shares or other securities which could have been purchased on the closing date or expiration date of such transaction with the proceeds which would have been received by the option holder if the option had been exercised in full (or with respect to a portion of such option, as determined by the Board or the Committee, in its discretion) prior to such transaction or expiration date and the optionee exchanged all of such shares in the transaction; (3) that any outstanding option will be converted into a right to receive cash on or following the closing date or expiration date of the transaction resulting in the Change in Control in an amount equal to the highest value of the consideration to be received in connection with such transaction for one share of Stock, or, if higher, the highest Fair Market Value of the Common Stock during the thirty (30) consecutive business days immediately prior to the closing date or expiration date of such transaction, less the per share exercise price of such option, multiplied by the number of shares of Common Stock subject to such option, or a portion thereof or (4) that an option cannot be exercised after such a Change in Control, to the extent that such option is or becomes fully exercisable on or before such Change in Control or is subject to any acceleration, adjustment or conversion in accordance with the foregoing clauses (1), (2) or (3) of this paragraph.

    FEDERAL INCOME TAX CONSEQUENCES. Generally, under present law, when an option qualifies as an ISO under Section 422 of the Code: (i) a Participant will not realize taxable income either upon the grant or the exercise of the option;
(ii) the amount by which the fair market value of the shares acquired by the exercise of the option at the time of exercise exceeds the option price is included in alternative minimum taxable income for purposes of determining the Participant's alternative minimum tax; (iii) any gain or loss (the difference between the net proceeds received upon the disposition of the shares and the option price paid therefor) upon a qualifying disposition of the shares acquired by the exercise of the option will be treated as capital gain or loss if the stock qualifies as a capital asset in the hands of the Participant; and (iv) no deduction will be allowed to the Company for Federal income tax purposes in connection with the grant or exercise of an ISO or a qualifying disposition of the shares. A disposition by a Participant of shares acquired upon exercise of an ISO will constitute a qualifying disposition if it occurs more than two years after the grant of the option and one year after the issuance of the shares to the Participant. If such shares are disposed of by the Participant before the expiration of those time limits, the transfer would be a "disqualifying disposition" and the Participant, in general, will recognize ordinary income (and the Company will receive an equivalent deduction, subject to the excessive employee remuneration provision discussed below) equal to the lesser of:
(i) the aggregate fair market value of the shares as of the date of exercise less the option price; or (ii) the amount realized on the disqualifying disposition less the option price.

    In the case of a NQSO granted under the Plan, no income generally is recognized by the Participant at the time of the grant of the option assuming such NQSO does not have a readily ascertainable fair market value. The Participant generally will recognize ordinary income when the NQSO is exercised equal to the aggregate fair market value of the shares acquired less the option price and the Company will receive an equivalent deduction, subject to the excessive employee remuneration provisions of Section 162(m) of the Code.

    Section 162(m) generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated officers. However, certain types of compensation paid to such executives are not subject to the $1 million deduction limit. One such type is "performance-based" compensation. Based on certain regulations issued by the United States Department of the Treasury, compensation under the Plan may not be subject to such limit.

    The foregoing discussion is only a brief summary of the applicable Federal income tax laws as in effect on this date and should not be relied upon as being a complete statement. The Federal tax laws are complex, and they are subject to legislative changes and new or revised judicial or administrative interpretations at any time. In addition to the Federal income tax consequences described herein, a Participant may also be subject to state and/or local income tax consequences in the jurisdiction in which the grantee works and/or resides.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL 3. THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE SHARES OF THE COMPANY'S COMMON STOCK REPRESENTED AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

                      PROPOSAL 4: APPOINTMENT OF AUDITORS

    BDO Seidman, LLP ("BDO"), certified public accountants, audited the Company's consolidated financial statements for the fiscal year ended March 31, 2001. The aggregate fees billed for professional services by BDO for the fiscal year ended March 31, 2001 were as follows:

    AUDIT FEES: BDO's fees in connection with its quarterly reviews and year end audits for the fiscal year ended March 31, 2001 were $280,000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: There were no fees incurred for Financial Information Systems Design and Implementation for the fiscal year ended March 31, 2001.

    ALL OTHER FEES: BDO's fees for all other services provided in the fiscal year ended March 31, 2001 were $190,000 which were primarily for tax services.

    The Audit Committee has considered whether the provision of non-audit services by BDO is compatible with maintaining auditor independence. The Audit Committee resolved that the provision of such services has not impaired the independence of BDO.

    The Board of Directors, upon recommendation of the Audit Committee, has appointed BDO to audit the Company's consolidated financial statements for the fiscal year ended March 31, 2002, and recommends that the Stockholders vote for ratification of such appointment. A representative of BDO is expected to be present at the Annual Meeting and will make a statement and/or respond to appropriate questions from stockholders present at the meeting.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL 4. THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE SHARES OF THE COMPANY'S COMMON STOCK REPRESENTED AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of July 2, 2001, with respect to the beneficial ownership of the Company's Common Stock by each director, each nominee for director, each named executive officer in the summary compensation table under "Executive Compensation" below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock. This information is based upon information received from or on behalf of the named individuals or entities.

                                                                             OPTIONS
                                                                         EXERCISABLE INTO
                                                                           COMMON STOCK
                                                           SHARES OF       INCLUDED AS
                                                          COMMON STOCK     BENEFICIALLY
                                                          BENEFICIALLY        OWNED         PERCENT OF
NAME                                                      OWNED(1)(2)         (1)(2)         CLASS(3)
----                                                      ------------   ----------------   ----------
David Ki Kwan Chu (4)(6)................................   5,837,286          106,951          48.1%
Steven Lebensfeld (5)(7)................................   1,348,518          106,951          11.1%
Harvey Goldberg (5).....................................     244,284          106,951           2.0%
Goldberg Family Trust (8)...............................   1,116,833               --           9.2%
Frances Shuk Kuen Leung (4)(6)..........................   5,837,286          106,951          48.1%
Kenneth Price (5).......................................     290,290           65,290           2.3%
William A. Johnson, Jr. (5).............................      40,737           39,086             *
Carmine Russo (5).......................................      84,040           65,290             *
Barry Shapiro (5).......................................      31,000           30,000             *
Oren Asher (5)..........................................      35,738           35,738             *
Joel M. Handel (5)......................................      35,738           35,738             *
Eric Inspector (5)......................................           0               --             *
Dan Almagor (5).........................................           0               --             *
Executive Officers and Directors as a Group (11
  Persons)..............................................   7,947,631          694,253          65.5%

Less than 1% of issued and outstanding shares of Company Common Stock.

(1) Includes shares which may be acquired upon the exercise of options which are currently exercisable or exercisable within 60 days of the Record Date.

(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(3) Percentage amounts are based on the number of shares of Common Stock outstanding as of the Record Date.

(4) David Ki Kwan Chu and Frances Shuk Kuen Leung are husband and wife. Their address is: Units A and B, CDW Building, 382-392 Castle Peak Road, Tsuen Wan, N.T, Hong Kong.

(5) Messrs. Lebensfeld, Goldberg, Price, Johnson, Russo, Shapiro, Asher, Inspektor, Almagor and Handel's address is: 125 East Bethpage Road, Plainview, New York 11803.

(6) The share amounts shown for Mr. Chu and Ms. Leung are owned by Best Phase Limited, a British Virgin Islands corporation, of which Mr. Chu and
    Ms. Leung own 100% of the outstanding shares. The address of Best Phase Limited is Units A and B, CDW Building, 382-392 Castle Peak Road, Tsuen Wan, N.T, Hong Kong. Frances Shuk Kuen Leung is the wife of Mr. Chu and they are deemed to be the beneficial owners of each other's shares of Common Stock of the Company.

(7) Includes 126,000 shares held in trust or custodian accounts for the benefit of Mr. Lebensfeld's children. Mr. Lebensfeld is not the trustee of such trust and disclaims beneficial ownership of 120,000 shares held in trust.

(8) A total of 1,116,833 shares of Common Stock are beneficially owned by a trust for the benefit of Mr. Goldberg's wife and children. The trustee of this trust is not affiliated with Mr. Goldberg and Mr. Goldberg disclaims beneficial ownership of such shares. The Goldberg Family Trust's address is: c/o CIBC West Indies Offshore Banking Corporation, as trustee, International Centre, Warrens, St. Michael, RO. Box 405, Bridgetown, Barbados, West Indies.

    COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). These officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all
Section 16(a) reports that are filed with the SEC. Based solely on a review of copies of such forms received by the Company, and written representations received by the Company from certain reporting persons, the Company believes that for the year ended December 31, 2000 all Section 16(a) reports required to be filed by the Company's executive officers, directors and 10% stockholders were filed on a timely basis, except as hereinafter set forth. Mr. Lebensfeld failed to timely file a Form 4 in connection with a transaction during the most recent fiscal year. Messrs. Price, Johnson, Shapiro, Asher and Handel failed to timely file Form 5's with respect to the Company's most recent fiscal year.

                        DIRECTORS AND EXECUTIVE OFFICERS

    The directors, executive officers and certain other significant employees of the Company are set forth below:

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
David Ki Kwan Chu                              54      Chairman of the Board
Steven A. Lebensfeld                           48      CEO and Director
Harvey Goldberg                                49      President and Director
Kenneth Price                                  39      Senior Vice President-Sales and Marketing
William A. Johnson, Jr.                        47      Senior Vice President, Chief Financial
                                                       Officer and Treasurer
Carmine Russo                                  41      Chief Operating Officer
Andrew B. Stein                                47      Vice President-International Sales
Amy L. Weltman                                 51      Vice President-Marketing
Barry Shapiro                                  59      Senior Vice President, President -- Toymax
                                                       Enterprises
Sanford B. Frank                               48      General Counsel and Secretary
Oren Asher                                     45      Director
Joel M. Handel                                 65      Director
Eric Inspektor                                 48      Director
Dan Almagor                                    47      Director

    The business experience, principal occupations and employment, as well as period of service, of each of the directors, executive officers and certain other key employees of the Company during at least the last five years are set forth below.

    DAVID KI KWAN CHU, CHAIRMAN OF THE BOARD. Mr. Chu is a co-founder of Toymax and has served as a director of the Company since 1997 and as Chairman of Toymax (H.K.) Limited since its inception in 1990. In this capacity, Mr. Chu, who is based in Hong Kong, is the senior executive in charge of all of the Company's sourcing, manufacturing and strategic planning activities. Mr. Chu became involved in the toy industry in 1966. In 1972, he was named president of his father's company and grew the manufacturing plant into one of Hong Kong's leading OEM toy manufacturers.
Mr. Chu serves as Honorable Chairman of Pingshan Manufacturing Association, a local federation organized by a group of manufacturers operating factories in Pingshan, Chairman of the Hong Kong Enterprises Association of DongGuan Qingxi since the founding of the association in 1998 and as the Vice Chairman of Shenzhen Toys Association, a quasi-governmental organization devoted to fostering toy industry development in China's Shenzhen Special Economic Zone. Mr. Chu and his wife, Frances Shuk Kuen Leung, own and manage Tai Nam, the Company's purchasing agent, and Jauntiway, the Company's leading manufacturer.

    STEVEN A. LEBENSFELD, CHIEF EXECUTIVE OFFICER AND DIRECTOR. Mr. Lebensfeld is a co-founder of Toymax and has served as the Chief Executive Officer since May 2000, President from 1997 through 2000 and a director of the Company since 1997, the President and a director of Toymax Inc. since May 1990 and as a director of Toymax (H.K.) Limited since December 1995. Mr. Lebensfeld is the senior executive in charge of the Company's toy design and development activities. Prior to his involvement with Toymax, Mr. Lebensfeld founded and was President of Toy Biz from 1987 to 1989. Mr. Lebensfeld started the Kidworks (H.K.) Ltd., FOB division of Panosh Place, Inc. in 1985. Between 1984 and 1986, Mr. Lebensfeld was Managing Director of HG Toys (H.K.) Ltd. Between 1979 and 1984, Mr. Lebensfeld was affiliated with Regent Toys, a company he and Mr. Goldberg founded.

    HARVEY GOLDBERG, PRESIDENT AND DIRECTOR. Mr. Goldberg is a co-founder of Toymax. He has been a director of the Company since 1997, a director of Toymax (H.K.) Limited since December 1995 and has served as President since May 2000, Executive Vice President from 1995 through 2000, and has served as Executive Vice President of Toymax Inc. since September 1995. In this capacity,
Mr. Goldberg is the senior executive in charge of all of the Company's sales activities and both of Toymax's domestic and international vice presidents of sales report to him. Prior to joining Toymax, Mr. Goldberg served as a senior sales and marketing executive for Toy Biz, H-G Toys (HK) Ltd., Regent Toys, H-G Canada and Grand Toys as well as a consultant to Toymax, Inc. Mr. Goldberg is a director of MGI Software Corp., a public company traded on the Toronto Stock Exchange.

    KENNETH PRICE, SENIOR VICE PRESIDENT OF SALES AND MARKETING. Mr. Price is a co-founder of Toymax. From its inception in May 1990 through September 1995, Mr. Price served as Secretary of, as well as holding key sales and marketing positions with, Toymax. From September 1995 through May 1996, Mr. Price served as Vice President of Sales and Marketing. Since May 1996, Mr. Price has served as Senior Vice President of Sales and Marketing. Mr. Price is also Executive Vice President of Toymax Inc. Mr. Price supervises the Company's domestic sales and marketing activities and is closely involved in the development and distribution of Toymax's promotional television commercial advertising.
Mr. Price is also the Company's senior executive in charge of securing, negotiating and maintaining licenses. Mr. Price also serves on the Company's Steering and Management Committee. Prior to joining Toymax, Mr. Price served as a marketing and sales executive for Toy Biz and H-G Toys (HK) Ltd.

    WILLIAM A. JOHNSON, JR., SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER. Mr. Johnson was appointed to Senior Vice President in 1998 and also serves as Chief Financial Officer and Treasurer of the Company each since
March 1997. In this capacity, Mr. Johnson is the senior executive in charge of the Company's finance, treasury, accounts receivable, customer service department, as well as all MIS functions. From July 1987 to January 1997, Mr. Johnson was employed by Noodle Kidoodle, Inc., and from May 1989, served as Vice President, Chief Financial Officer and Secretary. Mr. Johnson was responsible for all corporate financial functions and administration including Securities and Exchange Commission and shareholder relations matters. From January 1976 to April 1982, and then again from January 1987 to July 1987, Mr. Johnson was employed by Deloitte & Touche, serving in various capacities, most recently as Audit Manager and Consultant. From July 1982 to January 1987, Mr. Johnson was employed by Associated Dry Goods (ADG) as Divisional Vice President of Corporate Accounting.

    CARMINE RUSSO, CHIEF OPERATING OFFICER. Mr. Russo has served as Chief Operating Officer for the Company since April 1997. In this capacity, Mr. Russo is responsible for the day-to-day management of all operational and research and development activities including design, development, purchasing, sourcing, production, shipping, and warehousing. Mr. Russo also serves on the Company's Steering and Management Committee. Prior to his position as Chief Operating Officer, Mr. Russo served as Vice President of Operations and R&D for Toymax from December 1994 through March 1997. From December 1987 to December 1994,
Mr. Russo held various senior management positions at Buddy L, a subsidiary of SLM International, where he served as Senior Vice President-Operations and was a member of their Operating Committee. Before joining Buddy L, Mr. Russo was a development and production executive for H-G Toys from January 1984 to November 1987.

    ANDREW B. STEIN, VICE PRESIDENT OF INTERNATIONAL SALES. Mr. Stein has served as Vice President of International Sales for Toymax since March 1993. In this capacity, Mr. Stein is responsible for managing all of the day-to-day international sales activities, including calling on existing customers, developing new business accounts, managing sales representative firms and working closely with the Company's research and development department in connection with the development of new products. From December 1990 to March 1993, Mr. Stein served in a similar capacity at Tyco Playtime. Prior to that, Mr. Stein served as Vice President of International Sales and Marketing at Nasta International. Mr. Stein has also served as an executive for H-G
Toys, Inc., Amtoy and Ideal Toy Corporation.

    AMY L. WELTMAN, VICE PRESIDENT-MARKETING. Ms. Weltman has served as Vice President of Marketing of Toymax Inc. since January 1996. Ms. Weltman has day-to-day responsibility for advertising, public relations, licensing, sales promotion, marketing and merchandising programs, and research. She is involved in the development and execution of brand strategies, and in short and long term strategic planning and product development. Prior to serving as Vice President for the Company, Ms. Weltman served as a consultant to Toymax from July 1994 to December 1996. From 1982 to 1994, Ms. Weltman was Senior Vice President of Account Services at TSR Advertising, where she was responsible for the following accounts: Galoob Toys, Cap Toys, CBS Toys and Ideal Toys. Ms. Weltman is a member of the Board of Directors of Women In Toys.

    BARRY SHAPIRO, SENIOR VICE PRESIDENT, PRESIDENT--TOYMAX ENTERPRISES, PRESIDENT. Mr. Shapiro became a Senior Vice President of the Company and President of Toymax Enterprises, a new administrative group of the Company, on June 1, 1999. In this capacity, Mr. Shapiro is responsible for integrating and managing prior and future business acquisitions. Mr. Shapiro has served as President of Monogram International, Inc., a subsidiary of the Company, since December 2000. Prior to joining the Company, Mr. Shapiro was President, CEO and Director of JustToys, Inc. Mr. Shapiro has been engaged in the toy business for over 30 years. Mr. Shapiro is also currently Treasurer and serves on the Executive Committee of the Board of Directors of the Toy Manufacturers of America (TMA) trade association.

    SANFORD B. FRANK, GENERAL COUNSEL AND SECRETARY. Mr. Frank has served as General Counsel for Toymax since April 1994 and as Secretary since
September 1995. In this capacity, Mr. Frank is responsible for overseeing all legal affairs of the Company. Prior to joining Toymax, Mr. Frank served as Vice President and General Counsel for Tyco Playtime, a division of Tyco, from September 1990 to December 1993. From 1980 to 1990, Mr. Frank was in private practice.

    OREN ASHER, DIRECTOR. Mr. Asher has been a director of the Company since October 1997. Mr. Asher has been the Chairman of MGI Software Corp., a leading developer of photo and video software, since January 2, 1996. Mr. Asher has been the Chairman and Director of HomeProject.com, Inc., formerly known as Ditek Software Corp., a leading provider of interactive design and visualization solutions focused on the home and garden improvement market, since 1985. HomeProject.com is a public company on the Canadian Venture Exchange since March, 1997.

    JOEL M. HANDEL, DIRECTOR. Mr. Handel has been a director of the Company since October 1997. Mr. Handel has been a partner in the law firm of Baer
Marks & Upham LLP, which serves as counsel to the Company, since 1968. From April 1987 through March 1997, Mr. Handel was a member of the Board of Directors of Tyco Toys, Inc., a company for which Baer Marks & Upham LLP also served as counsel. Mr. Handel is presently involved in a pending personal bankruptcy action.

    ERIC INSPEKTOR, DIRECTOR. Mr. Inspektor has been a director of the Company since June 2001. Mr. Inspektor is President and CEO of Kaptor Financial, a boutique merchant banking company in Toronto which he founded in 1989.
Mr. Inspektor has also been President and CEO of Golf Evolutions, a chain of specialty retail golf stores, since January 2000. In addition, Mr. Inspektor has managed a syndicated property portfolio since July 1998 and an asset based lending fund specializing in short-term inventory financing, since
October 2000.

    DAN ALMAGOR, DIRECTOR. Mr. Almagor has been a director of the Company since July 2001. Mr. Almagor has been the Chairman and Executive Partner of Bank One-First Chicago Equity Capital, a commercial bank. Mr. Almagor served as Chairman and Chief Executive Officer of International Food Distributors, an international food manufacturer and distributor from 1996 to 1998. In addition to his position at Bank One, Mr. Almagor has served on the advisory board of ACG International, Inc., a company which serves as director and advisor to Fortune 1000 and privately held companies, since 1989.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth, for the Company's last three fiscal years (ended March 31, 2001, March 31, 2000 and March 31, 1999), the compensation of those persons who were, at March 31, 2001, the chairman of the Board of Directors, the chief executive officer and the other four most highly compensated executive officers of the Company.

                                                                                       LONG TERM
                                                                                      COMPENSATION
                                                                                      ------------
                                                      ANNUAL COMPENSATION              SECURITIES
                                             --------------------------------------    UNDERLYING
                                   FISCAL                            OTHER ANNUAL       OPTIONS         ALL OTHER
  NAME AND PRINCIPAL POSITION       YEAR     SALARY($)   BONUS($)   COMPENSATION($)    GRANTED(#)    COMPENSATION($)
--------------------------------  --------   ---------   --------   ---------------   ------------   ---------------
David Ki Kwan Chu (1)...........    2001     $165,000    $    --         $   --               --          $  --
Chairman                            2000      165,000         --             --          200,000             --
                                    1999           --         --             --           33,902             --

Steven Lebensfeld (2)...........    2001      518,491         --         18,000               --          2,578
CEO                                 2000      457,663         --         14,400          200,000          2,747
                                    1999      322,875    233,595         14,400           33,902          2,643

Harvey Goldberg (2)(3)..........    2001      518,491         --         18,000               --          2,444
President                           2000      457,663         --         14,400          200,000          3,263
                                    1999      322,875    233,595         14,400           33,902          3,154

Ken Price (2)...................    2001      321,930         --          9,600               --          2,184
Sr. Vice President Sales and        2000      301,433         --          7,200          100,000          2,240
Marketing                           1999      281,728    152,344          7,200           24,579          2,223

Carmine Russo (2)...............    2001      307,123         --          9,600               --          1,082
Chief Operating Officer             2000      287,079         --          7,200          100,000          1,252
                                    1999      268,313    152,344          7,200           24,579            996

Barry Shapiro (2)...............    2001      318,998         --          9,600               --          4,150
Sr. Vice President, President       2000      257,596         --          6,000          100,000          4,027
Toymax Enterprises                  1999           --         --             --               --             --

------------------------

(1) Other Annual Compensation represents director's fees paid to Mr. Chu.

(2) Amounts shown as Other Annual Compensation constitute car allowances.

(3) Mr. Goldberg's salary in fiscal 1999 included $207,000 in director's fees from Toymax (HK) Limited.

OPTIONS GRANTED IN LAST FISCAL YEAR

    During fiscal 2001, the Committee did not grant any options to directors or executive officers under the Plan. The Committee did cancel 622,500 options of directors and executive officers with exercise prices ranging from $6.75 to $8.50. In December 2000, the Committee granted an aggregate of 311,750 options to certain employees under the 1997 Plan, all of which were granted at an exercise price of $1.34. The market value of the common stock underlying the options as of July 2, 2001 was $1.78.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    During fiscal 2001 no directors or executive officers exercised any options.

    The Company has not awarded stock appreciation rights to any employee and has no long-term incentive plans, as that term is defined in the regulations of the SEC. Also, the Company presently has no defined benefit or actuarial plans covering any employees of the Company. The Company has a stock option plan and bonus plans.

AUDIT COMMITTEE REPORT

    The Audit Committee reports as follows with respect to the audit of the Corporation's 2001 audited financial statements.

    - The Committee has reviewed and discussed the Corporation's 2001 audited financial statements with the Corporation's management;

    - The Committee has discussed with the independent auditors (BDO Seidman, LLP) the matters required to be discussed by SAS 61 which includes, among other items, matters related to the conduct of the audit of the Corporation's financial statements;

    - The Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditors' independence from the Corporation and its related entities) and has discussed with the auditors the auditors' independence from the Corporation; and

    - Based on review and discussions of the Corporation's 2001 audited financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Corporation's 2001 audited financial statements be included in the Corporation's Annual Report on Form 10-K.

      The Audit Committee:
                                               Joel Handel
                                               Oren Asher
                                               Eric Inspektor
                                               Dan Almagor

AUDIT COMMITTEE CHARTER

    In 2000, The Board of Directors adopted a written charter for the Audit Committee. The Board of Directors reviews and approves changes to the Audit Committee charter annually.

INDEPENDENCE OF AUDIT COMMITTEE MEMBERS

    Mssrs. Handel, Asher, Inspector and Almagor all of whom are members of the Audit Committee, are independent as recently defined by the applicable Nasdaq standards. Philip Garfinkle, a former member of the Audit Committee, resigned as a director of the Company as of June 13, 2001.

COMPENSATION OF DIRECTORS

    Each director of the Company who is not an officer or full-time employee of the company is entitled to receive director's fees at the rate of $15,000 per year. All directors are reimbursed for actual expenses incurred in connection with attendance at meetings of the Board of Directors or committees of the Board.

EMPLOYMENT AGREEMENTS

    The Company has separate employment agreements with Messrs. Lebensfeld, Goldberg, Russo, Price and Johnson, each of which were Amended and Restated on January 1, 2000 (individually and collectively, the "Employment Agreements"). In addition, the Company has an employment agreement with Mr. Shapiro dated
April 29, 1999 (individually and collectively with the agreements referenced in the previous sentence, the "Employment Agreements"). The Employment Agreements (except those for Mssrs. Price, Russo and Johnson) each have a term of approximately three years with annual automatic one-year extensions, unless advance notice of non-extension is timely furnished by either party. The Employment Agreements with Mssrs. Price, Russo and Johnson each have a term of fifteen months. Pursuant to the Employment Agreements, Messrs. Lebensfeld, Goldberg, Price, Russo, Johnson and Shapiro are entitled to participate in the Executive Bonus Plan and the Stock Option Plan. Each of the Employment Agreements with Messrs. Lebensfeld and Goldberg also provide an annual "Stock Appreciation Bonus" of 1% of the appreciation of the value of the outstanding common stock of the Company during the immediately preceding year.

    Under the Employment Agreements, the Company may terminate each executive officer's employment upon notice to the executive officer and each executive officer may resign and terminate the Employment Agreement at any time. If the executive officer's employment is terminated at death, or by resignation or for "Good Cause" (as defined in the applicable Employment Agreement) the Company has no obligation to the executive except for payment of compensation and benefits accrued but unpaid at the time of termination.

    In the cases of Messrs. Lebensfeld and Goldberg, if the Company terminates the executive officer's employment without "Good Cause" or if the executive officer resigns with "Good Reason" (as defined in the applicable Employment Agreement), in addition to accrued but unpaid compensation and benefits, the executive officer is entitled to the payment of his base salary and continued participation in the Executive Bonus Plan, payment of the Stock Appreciation Bonus, and medical, dental and life insurance coverage for the remaining term of the applicable Employment Agreement. In the cases of Messrs. Russo, Price, Johnson and Shapiro, if the Company terminates the executive officer's employment without "Good Cause," in addition to accrued but unpaid compensation and benefits, the executive officer is entitled to the payment of his base salary for twelve months following termination of employment.

    All of the Employment Agreements provide for enhanced compensation in the event of termination of employment following a "Change of Control" of the Company, as such term is defined in each Employment Agreement. The Employment Agreements with Messrs. Russo, Price, Shapiro and Johnson provide that, in the event that following a Change of Control, the executive officer's employment is terminated without Good Cause, in lieu of the twelve months' continuation of base salary otherwise due the executive officer on account of termination without Good Cause, the executive officer is entitled to 24 months' continuation of base salary.

    The Employment Agreements with Messrs. Lebensfeld and Goldberg provide that in the event that the executive officer resigns within six months following a Change of Control (as defined in the applicable Employment Agreement), or following a Change of Control the executive officer's employment is terminated without Good Cause, then in lieu of the continuation of base salary due the executive officer but in addition to all other compensation and benefits due in the event of termination for Good Reason or without Good Cause, the executive officer is entitled to (1) a lump sum cash payment equal to three times his average compensation (i.e., base salary, Stock Appreciation Bonuses and Executive Bonus Plan awards) for the two prior calendar years, and (2) an amount equal to any additional income and excise taxes that will be payable by the executive officer on account of "excess parachute payments' (within the meaning of Section 280G of the Internal Revenue Code).

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors consists of David Chu, Joel Handel and Eric Inspektor. As more fully disclosed under "Certain Relationships and Related Transactions", Mr. Chu, who is Chairman of the Board of the Company, owns Tai Nam Industrial Company Limited ("Tai Nam"), which serves as the Company's purchasing agent, and Jauntiway, which manufactures products for the Company. Mr. Handel is a partner at Baer Marks & Upham LLP, a law firm which serves as outside Counsel to the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

    OVERVIEW AND PHILOSOPHY. The Compensation Committee (the "Committee") has been delegated the authority to review and approve the remuneration arrangements for the Chief Executive Officer and each of the other executive officers of the Company. In addition, the Committee reviews the benefit plans for employees of the Company, administers the Stock Option Plan and approves grants to be made in connection therewith and administers the Company's Executive Bonus Plan.

    The Company's executive compensation is based upon three primary components: base salary, annual bonuses and grants of stock options. Such compensation also includes participation in various benefit plans generally available to employees of the Company. The objectives of the Committee in determining the type and amount of such executive officer compensation are to attract, motivate and retain key management employees and to align the interest of management with the best interests of stockholders.

    In determining base salaries and annual bonuses, the Committee considered:
(i) the individual experience and performance of each executive officer, and
(ii) the competitive marketplace to hire and retain qualified executives at the appropriate compensation relative to the position, responsibilities and performance of such executives. Mr. Lebensfeld's compensation arrangements are determined by the Committee as well as his employment agreement. With respect to fiscal 2001, Mr. Lebensfeld and Mr. Goldberg each received a base salary of $518,491. In setting Mr. Lebensfeld's and Mr. Goldberg's compensation, the Committee considered and recognized their positioning the Company for continued high growth, as well as each of their efforts in implementing the Company's growth strategy.

    CASH COMPENSATION. Cash compensation typically consists of a base salary plus an annual performance bonus under the Executive Bonus Plan. The base salaries for each of the executive officers are fixed under such employee's employment agreements, each of which is described under the caption "Employment Agreements," and annual performance bonuses are also determined by the Committee pursuant to the Executive Bonus Plan. The Committee determines whether to maintain the Executive Bonus Plan in any given fiscal year, the key management employees of the Company who will be eligible to participate in a given fiscal year and the amount, if any, for each participant based on such participant's performance. The aggregate amount of awards under this plan for any fiscal year are limited based on certain formulas. In determining cash compensation, the Committee considers prevailing economic and business conditions and opportunities, performance by comparable organizations, performance of individual executives, stockholder value and such other criteria as the Committee deems relevant. No particular weightings are assigned by the Committee to any such factors. The Company paid bonuses to the Named Officers as described above in the Summary Compensation Table under the caption "Executive Compensation."

    STOCK OPTION PLAN. The executive officers, as well as other employees of the Company, are eligible to participate in the Company's 2001 Stock Option Plan (the "Plan"). The purpose of the Plan is to motivate and retain employees who are responsible for the attainment of the primary long-term performance goals of the Company. The Plan is administered by the Committee. The Committee believes that awards made under the Plan provide the necessary long-term incentive to focus managers on building profitability and stockholder value. The Committee has the authority to determine the individuals to whom stock options are awarded, the terms upon which option grants shall be made and the number of shares subject to each option, all subject to the terms and conditions of the Stock Option Plan. During fiscal 2001, the Committee did not grant any options to directors or executive officers under the Company's 1997 Stock Option Plan, as amended (the "1997 Plan"). The Committee did cancel 622,500 options of directors and executive officers with exercise prices ranging from $6.75 to $8.50. The Committee granted an aggregate of 311,750 options to certain employees under the 1997 Plan.

    OTHER COMPENSATION. The Company provides certain other benefits, such as health insurance, to the executive officers that are generally available to Company employees.

                                          The Compensation Committee:
                                          David Chu
                                          Joel Handel
                                          Eric Inspektor

PERFORMANCE GRAPH

    Set forth below is a line-graph presentation comparing the cumulative stockholder return, calculated on a dividend reinvested basis, for the Company's Common Stock, against the cumulative total returns of the NASDAQ Composite Stock Index and the Peer Group Index (as defined below) for the period from commencement of public trading of the Common Stock on October 21, 1998 through March 31, 2001. The graph assumes $100 was invested in the Company's Common Stock, the NASDAQ Composite Stock Index and the Peer Group Index on October 21, 1998. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    TOYMAX INTERNATIONAL, INC. COMMON STOCK,
                    NASDAQ COMPOSITE AND PEER GROUP INDICES

CRSP TOTAL RETURN INDEX FOR:                           10/1997    03/1998    03/1999    03/2000    03/2001
-----------------------------------------------------  --------   --------   --------   --------   --------
Toymax International, Inc.                              100.00      71.3       67.5       33.8       16.3
Nasdaq Stock Market (US Companies)                      100.00     107.6      145.4      270.4      108.1
Self-Determined Peer Group                              100.00     108.4       83.0       78.7       74.5

Companies in the Self-Determined Peer Group
  D S I TOYS INC                               EQUITY MARKETING INC
  JAKKS PACIFIC INC                            MARVEL ENTERPRISES INC
  OHIO ART CO                                  PLAY BY PLAY TOYS & NVLTS INC
  RACING CHAMPIONS CORP                        RADICA GAMES LTD
  T H Q INC

Notes:

    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

    D. The index level for all series was set to $100.00 on 10/21/1997.

    In accordance with SEC rules, the Company has elected to select a group of peer companies (the "Peer Group Index") on an industry basis for comparison purposes. The Peer Group Index is comprised of 9 industry participants: DSI Toys, Inc., Equity Marketing, Inc., Jakks Pacific Inc., Play by Play Toys & Novelties, Inc., Radica Games Limited, Marvel Enterprises, Inc., Ohio Art, Co., THQ Inc., and Racing Champions Corporation.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PURCHASING AND MANUFACTURING

    Tai Nam, which is based in Hong Kong, serves as the Company's purchasing agent pursuant to an Agency Agreement dated April 1, 1997, as amended (the "Agency Agreement") between Tai Nam and Toymax Inc. Tai Nam is owned by David Chu, the Chairman and a principal stockholder of the Company. As the Company's purchasing agent, Tai Nam arranges for the manufacturing of the Company's products based on purchase orders placed with Tai Nam by the Company. In addition, Tai Nam handles all shipping documents, letters of credit, bills and payment, serves as liaison with other vendors and performs quality control functions.

    Pursuant to the Agency Agreement, Tai Nam receives an agency fee equal to seven percent (7%) of the gross invoiced value of products purchased by Toymax, Inc. (based on the factory purchase price of the merchandise). In fiscal 1999, fiscal 2000 and fiscal 2001 Tai Nam earned $3,838,984, $4,041,315 and
$3,456,425 respectively in such fees. Tai Nam's duties include handling purchase orders for, and acting as liaison to, manufacturers and vendors for the Company. Pursuant to the Agency Agreement, the Company purchases products at FOB Yien Tian prices. The Company pays all expenses associated with the making of molds for new products and such molds are assets of the Company. The terms granted to the Company and the historical willingness of Tai Nam to permit the Company to delay payments at certain times, has benefited the Company. The Agency Agreement was automatically renewed April 1, 2001.

    In September 1997, the Company entered into a manufacturing agreement with Tai Nam and Jauntiway, which is also owned by Mr. Chu (the "Manufacturing Agreement"). This agreement contains standard manufacturing terms as well as providing that the Company shall not be required to provide a letter of credit or other security to Tai Nam or Jauntiway in connection with its purchase orders. The Manufacturing Agreement was automatically renewed April 1, 2001.

    In fiscal 2001, the Company's purchases from Tai Nam totaled $57,905,742.

    The Company, Tai Nam and Mr. Chu have agreed that, all transactions with affiliates, including Tai Nam and Jauntiway, will be subject to the approval of the independent directors of the Company's Board of Directors.

    Joel Handel, a director of the Company, is a partner at Baer Marks & Upham LLP, a law firm which serves as outside counsel to the Company.

                          2002 STOCKHOLDERS' PROPOSALS

    Proposals of stockholders to be presented at the annual meeting to be held in 2002 must be received by March 31, 2002 in order for such proposals to be considered for inclusion in the Proxy Statement and form of proxy relating to such meeting. Stockholders who do not present proposals for inclusion in the Proxy Statement but who still intend to submit a proposal at the 2002 annual meeting, and stockholders who intend to submit nominations for directors at the meeting, are required to notify the Secretary of the Company of their proposal or nominations, and provide certain other information in accordance with and during the time period set forth in the Company's Amended and Restated Certificate of Incorporation and By-laws. Additional information and a copy of the Company's Amended and Restated Certificate of Incorporation and By-laws may be obtained from the Secretary of the Company, TOYMAX INTERNATIONAL, INC., 125
E. Bethpage Road, Plainview, New York 11803.

                                 OTHER BUSINESS

    The management of the Company is not aware of any other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment,

                           INCORPORATION BY REFERENCE

    To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report" and "Performance Graph" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

                           ANNUAL REPORT ON FORM 10-K

    COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2001, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES, AS FILED WITH THE SEC ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO WILLIAM A. JOHNSON, JR. CHIEF FINANCIAL OFFICER, TOYMAX INTERNATIONAL, INC., 125 E. BETHPAGE ROAD, PLAINVIEW, NEW YORK 11803.

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                          By order of the Board of Directors

                                          Sanford B. Frank

                                          SECRETARY

July 23, 2001

                                                                      APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           TOYMAX INTERNATIONAL, INC.

It is hereby certified that:

    1. The name of the corporation (hereinafter called the "Corporation") is "TOYMAX INTERNATIONAL, INC."

    2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

    "FIRST: The name of the corporation is Maxx Enterprises, Inc. (hereinafter referred to as the "Corporation")."

    3. The amendment of the certificate of incorporation herein certified has been duly adopted [and written consent has been given] in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware.

    THE UNDERSIGNED, being an officer of Toymax International, Inc. for the purposes of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation law of the State of Delaware, does make this Amended Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have
hereunto set my hand as of this   day of August, 2001.

                                          /s/ Sanford Frank
                       ---------------------------------------------------------
                                          Sanford Frank
                                          Secretary

                                                                      APPENDIX B

                                    FORM OF
                           TOYMAX INTERNATIONAL, INC.
                             2001 STOCK OPTION PLAN

1.  PURPOSE

    The purpose of this plan (the "Plan") is to secure for TOYMAX
INTERNATIONAL, INC. (the "Company") and its stockholders the benefits arising from capital stock ownership by employees, officers and directors of the Company and its subsidiary corporations who are expected to contribute to the Company's future growth and success. The Plan is also designed to attract and retain other persons who will provide services to the Company. Those provisions of the Plan which make express reference to Section 422 of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"), shall apply only to Incentive Stock Options (as that term is defined in the Plan). The initial Plan was adopted by the Board of Directors (the "Board") of the Company on July 11, 2001 and was approved by the stockholders of the Company on August 9, 2001.

2.  TYPE OF OPTIONS AND ADMINISTRATION

    (a) TYPES OF OPTIONS. Options granted pursuant to the Plan shall be authorized by action of the Board (or the committee appointed by the Board in accordance with Section 2(b) below) and may be either incentive stock options ("Incentive Stock Options") intended to meet the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code ("Non-Qualified Options"). Options which do not qualify as Incentive Stock Options will be Non-Qualified Options.

    (b) ADMINISTRATION. The Plan will be administered by the Board or by a committee consisting of two or more directors (the "Committee") appointed by the Board, in each case whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. If the Board determines to create a Committee to administer the Plan, the delegation of powers to the Committee shall be consistent with applicable laws or regulations. The Board or Committee may in its sole discretion grant options to purchase shares of the Company's Common Stock, $0.01 par value per share ("Common Stock"), and issue shares upon exercise of such options as provided in the Plan. The Board or Committee shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective option agreements, which need not be identical; and to make all other determinations in the judgment of the Board or Committee necessary or desirable for the administration of the Plan. The Board or Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith.

3.  ELIGIBILITY

    Options may be granted to persons who are, at the time of grant, employees, officers or directors of the Company or any subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Code, PROVIDED, that Incentive Stock Options may only be granted to individuals who are employees (within the meaning of Section 3401(c) of the Code) of the Company or any subsidiaries of the

Company. Options may also be granted to other persons, provided that such options shall be Non-Qualified Options. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board or Committee shall so determine.

4.  STOCK SUBJECT TO PLAN

    The stock subject to options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is 500,000. If an option granted under the Plan shall expire, terminate or is cancelled for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. The maximum number of shares of Common Stock with respect to which options may be granted under the Plan during any calendar year to any person shall be 75,000, subject to adjustment as provided in Section 15 below.

5.  FORMS OF OPTION AGREEMENTS

    As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan and as may be approved by the Board or the Committee. The terms of such option agreements may differ among recipients.

6.  PURCHASE PRICE

    (a) GENERAL. The purchase price per share of Common Stock issuable upon the exercise of an option shall be determined by the Board or the Committee at the time of grant of such option, PROVIDED, HOWEVER, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such Common Stock at the time of grant of such option, or less than 110% of such Fair Market Value in the case of options described in Section 11(b) of the Plan. "Fair Market Value" of a share of Common Stock of the Company as of a specified date for purposes of the Plan shall mean the closing price of a share of the Common Stock on the principal securities exchange (including but not limited to the Nasdaq Small Market or the Nasdaq National Market) on which such shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value of a share of Common Stock shall be determined in good faith by the Board. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

    (b) PAYMENT OF PURCHASE PRICE. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or by any other means which the Board or the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations.

7.  EXERCISE OPTION PERIOD

    Subject to earlier termination as provided in the Plan, each option and all rights thereunder shall expire on such date as determined by the Board or the Committee and set forth in the applicable option agreement, PROVIDED, that such date shall not be later than ten (10) years after the date on which the option is granted.

8.  EXERCISE OF OPTIONS

    Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the option agreement evidencing such option, subject to the provisions of the Plan. Subject to the requirements in the immediately preceding sentence, if an option is not at the time of grant immediately exercisable, the Board may
(i) in the agreement evidencing such option, provide for the acceleration of the exercise date or dates of the subject option upon the occurrence of specified events, and/or (ii) at any time prior to the complete termination of an option, accelerate the exercise date or dates of such option.

9.  NONTRANSFERABILITY OF OPTIONS

    No option granted under this Plan shall be assignable or otherwise transferable by the optionee, except by will or by the laws of descent and distribution. An option may be exercised during the lifetime of the optionee only by the optionee.

10.  EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP

    Except as provided in Section 11(d) of the Plan with respect to Incentive Stock Options and except as otherwise determined by the Board or Committee at the date of grant of an option, and subject to the provisions of the Plan, an optionee may exercise an option at any time within three (3) months following the termination of the optionee's employment or other relationship with the Company and its subsidiary corporations or within one (1) year if such termination was due to the death or disability (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) of the optionee (to the extent such option is otherwise exercisable at the time of such termination) but in no event later than the expiration date of the option. If the termination of the optionee's employment is for cause or is otherwise attributable to a breach by the optionee of an employment or confidentiality or non-disclosure agreement, the option shall expire immediately upon such termination. The Board shall have the power to determine, in its sole discretion, what constitutes a termination for cause or a breach of an employment or confidentiality or non-disclosure agreement, whether an optionee has been terminated for cause or has breached such an agreement, and the date upon which such termination for cause or breach occurs. Any such determinations shall be final and conclusive and binding upon the optionee and all other persons interested or claiming interests under the Plan.

11.  INCENTIVE STOCK OPTIONS

    Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

    (a) EXPRESS DESIGNATION. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

    (b) 10% SHAREHOLDER. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

        (i) the purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

        (ii) the option exercise period shall not exceed five (5) years from the date of grant.

    (c) DOLLAR LIMITATION. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than $100,000.

    (d) TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company or a subsidiary of the Company, except that:

        (i) an Incentive Stock Option may be exercised within the period of three (3) months after the date the optionee ceases to be an employee of the Company and its subsidiaries (or within such lesser period as may be specified in the applicable option agreement), to the extent it is otherwise exercisable at the time of such cessation,

        (ii) if the optionee dies while in the employ of the Company or its subsidiaries, or within three (3) months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one (1) year after the date of death (or within such lesser period as may be specified in the applicable option agreement), to the extent it is otherwise exercisable at the time of the optionee's death, and

       (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) while in the employ of the Company or its subsidiaries, the Incentive Stock Option may be exercised within the period of one
             (1) year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement), to the extent it is otherwise exercisable at the time of such cessation.

    For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12.  ADDITIONAL PROVISIONS

    (a) ADDITIONAL OPTION PROVISIONS. The Board or the Committee may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation, restrictions on transfer, vesting of options, repurchase rights, rights of first refusal, commitments to pay cash bonuses or to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board or the Committee, PROVIDED, that such additional provisions shall not be inconsistent with any other term or condition of the Plan or the requirements of applicable law.

    (b) ACCELERATION, EXTENSION, ETC. The Board or the Committee may, in its sole discretion (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised, or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised, PROVIDED, HOWEVER, that unless the Committee or the Board otherwise determines, no such acceleration or extension shall be permitted if it would (i) cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code, or (ii) cause the Plan or any option granted under the Plan to fail to comply with Rule 16b-3 (if applicable to the Plan or such option).

13.  GENERAL RESTRICTIONS

    (a) INVESTMENT REPRESENTATIONS. The Company may require any person to whom an option is granted, as a condition of exercising such option or award, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option or award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with applicable federal and state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock, including any "lock-up" or other restriction on transferability.

    (b) COMPLIANCE WITH SECURITIES LAW. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option or award upon any securities exchange or automated quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition, is necessary as a condition of, or in connection with the issuance or purchase of shares thereunder, except to the extent expressly permitted by the Board, such option or award may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board or the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, consent or approval, or to satisfy such condition.

14.  RIGHTS AS A STOCKHOLDER

    The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option (including, without limitation, any right to vote or to receive dividends or non-cash distributions with respect to such shares) until the effective date of exercise of such option and then only to the extent of the shares of Common Stock so purchased. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of exercise.

15. ADJUSTMENT PROVISIONS FOR RECAPITALIZATIONS, REORGANIZATIONS AND RELATED TRANSACTIONS

    (a) The existence of the Plan and any options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company or a subsidiary of the Company, any issue of debt, preferred or prior preference stock ahead of or affecting stock of the Company, the authorization or issuance of additional shares of stock, the dissolution or liquidation of the Company or its subsidiaries, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

    (b) Upon changes in the outstanding Common Stock of the Company by reason of a stock dividend, stock split, reverse stock split, subdivision, recapitalization, reclassification, merger, consolidation (whether or not the Company is a surviving corporation), combination or exchange of shares of Common Stock, separation, or reorganization, or in the event of an extraordinary dividend, "spin-off," liquidation, other substantial distribution of assets of the Company or acquisition of property or stock or other change in capital of the Company, or the issuance by the Company of shares of its capital stock without receipt of full consideration therefor, or rights or securities exercisable, convertible or exchangeable for shares of such capital stock, or any similar change affecting the Company's capital structure, the aggregate number, class and kind of shares of stock available under the Plan as to which options may be granted and the number, class and kind of shares under each outstanding option and the exercise price per share applicable to any such options shall be appropriately adjusted by the Board or the Committee in its discretion to preserve the benefits or potential benefits intended to be made available under the Plan or with respect to any outstanding options or otherwise necessary to reflect any such change. Fractional shares of Common Stock resulting from any adjustment in Options pursuant to Section 15(b) shall be aggregated until, and eliminated at, the time of exercise of the affected options. Notice of any adjustment shall be given by the Board or the Committee to each optionee whose option has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

    (c) In the event of (i) a stock sale, merger, consolidation, combination, reorganization or other transaction (other than through a public offering of Common Stock of the Company) resulting in less than fifty percent (50%) of the combined voting power of the surviving or resulting entity being owned by the shareholders of the Company immediately prior to such transaction, or (ii) the liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets or business of the Company and its subsidiaries (other than, in the case of either clause (i) or (ii) above, in connection with any employee benefit plan of the Company or a subsidiary of the Company) (any event described in clause (i) or (ii) of this Section 15(c) shall be referred to as a "Change in Control"):

        (1) In its discretion and on such terms and conditions as it deems appropriate, the Board or the Committee may provide, either by the terms of the agreement applicable to any option or by a resolution adopted prior to the occurrence of the Change in Control, that any outstanding option shall be accelerated and become immediately exercisable as to all or a portion of the shares of Common Stock covered thereby, notwithstanding anything to the contrary in the Plan or the Agreement.

        (2) In its discretion, and on such terms and conditions as it deems appropriate, the Board or the Committee may provide, either by the terms of the agreement applicable to any option or by resolution adopted prior to the occurrence of the Change in Control, that any outstanding option shall be adjusted by substituting for stock subject to such option, stock or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, or that may be issuable by another corporation that is a party to the transaction resulting in the Change in Control, whether or not such stock or other securities are publicly traded, in which event the aggregate exercise price shall remain the same and the amount of shares or other securities subject to the option shall be the amount of shares or other securities which could have been purchased on the closing date or expiration date of such transaction with the proceeds which would have been received by the optionee if the option had been exercised in full (or with respect to a portion of such option, as determined by the Board or the Committee, in its discretion) prior to such transaction or expiration date and the optionee exchanged all of such shares in the transaction.

        (3) In its discretion, and on such terms and conditions as it deems appropriate, the Board or the Committee may provide, either by the terms of the agreement applicable to any option or by resolution adopted prior to the occurrence of the Change in Control, that any outstanding option shall be converted into a right to receive cash on or following the closing date or expiration date of the transaction resulting in the Change in Control in an amount equal to the highest value of the consideration to be received in connection with such transaction for one share of Stock, or, if higher, the highest Fair Market Value of the Common Stock during the thirty
    (30) consecutive business days immediately prior to the closing date or expiration date of such transaction, less the per share exercise price of such option, multiplied by the number of shares of Common Stock subject to such option, or a portion thereof.

        (4) The Board or the Committee may, in its discretion, provide that an option cannot be exercised after such a Change in Control, to the extent that such option is or becomes fully exercisable on or before such Change in Control or is subject to any acceleration, adjustment or conversion in accordance with the foregoing paragraphs (1), (2) or (3) of this
    Section 15.

No optionee shall have any right to prevent the consummation of any of the foregoing acts affecting the number of shares of Common Stock available to such optionee. Any actions or determinations of the Board or the Committee under this
Section 15 need not be uniform as to all outstanding options, nor treat all optionees identically. Notwithstanding the foregoing adjustments, in no event may any option be exercised after ten (10) years from the date it was originally granted, and any changes to Incentive Stock Options pursuant to this Section 15 shall, unless the Board or the Committee determines otherwise, only be effective to the extent such adjustments or changes do not cause a "modification" (within the meaning of Section 424(h)(3) of the Code) of such Incentive Stock Options or adversely affect the tax status of such Incentive Stock Options.

16.  NO SPECIAL EMPLOYMENT RIGHTS

    Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment or other relationship with the Company or interfere in any way with the right of the Company at any time to terminate such employment or relationship or to increase or decrease the compensation of the optionee.

17.  AMENDMENT, MODIFICATION OR TERMINATION OF THE PLAN

    The Board may, at any time and with or without prior notice, amend, alter, suspend or terminate the Plan, retroactively or otherwise; PROVIDED, HOWEVER, unless otherwise required by law or specifically provided herein, no such amendment, alteration, suspension or termination shall be made which would impair the previously accrued rights of any holder of an option theretofore granted without his or her written consent, or which, without first obtaining approval of the stockholders of the Company (where such approval is necessary to satisfy (i) with regard to Incentive Stock Options, any requirements under the Code relating to Incentive Stock Options or (ii) any applicable law, regulation or rule), would:

        (a) except as is provided in Section 15, increase the maximum number of shares of Common Stock which may be sold or awarded under the Plan;

        (b) except as is provided in Section 15, decrease the minimum option exercise price requirements of Sections 6(a) and 11(b);

        (c) change the class of persons eligible to receive options under the Plan; or

        (d) extend the duration of the Plan or the period during which options may be exercised under Section 7.

The Board or the Committee may amend the terms of any option theretofore granted, including any option agreement, retroactively or prospectively, but no such amendment shall materially impair the previously accrued rights of any optionee without his or her written consent.

18.  WITHHOLDING

    (a) The Company shall have the right to deduct and withhold from payments of any kind otherwise due to the optionee any federal, state, local or foreign taxes of any kind required by law to be so deducted and withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part by (i) causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option; provided, however, that the amount of any Common Stock so withheld shall not exceed the amount necessary to satisfy required federal, state, local and foreign withholding obligations using the minimum statutory rate, (ii) delivering to the Company shares of Common Stock already owned by the optionee, (or by such optionee and his or her spouse jointly) and acquired more than six (6) months prior to such delivery in full or partial satisfaction of such tax obligations. or (iii) delivering to the

Company cash or a check to the order of the Company in an amount equal to the amount required to be so deducted and withheld. The shares delivered in accordance with method (ii) above or withheld in accordance with method
(i) above shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to method (i) or (ii) of this
Section 18(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

    (b) The acceptance of shares of Common Stock upon exercise of an Incentive Stock Option shall constitute an agreement by the optionee (i) to notify the Company if any or all of such shares are disposed of by the optionee within two
(2) years from the date the option was granted or within one (1) year from the date the shares were issued to the optionee pursuant to the exercise of the option, and (ii) if required by law, to remit to the Company, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Company's federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the optionee is in the employ of the Company at the time of such disposition.

19.  EFFECTIVE DATE AND DURATION OF THE PLAN

    (c) EFFECTIVE DATE. The Plan shall become effective when adopted by the Board, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve
(12) months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board and amendments requiring stockholder approval (as provided in Section 17) shall become effective when adopted by the Board, but no option granted on or after the date of such amendment shall become exercisable unless and until such amendment shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve (12) months of the Board's adoption of such amendment, no options granted on or after the date of such amendment shall be deemed Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Subject to above limitations, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

    (d) TERMINATION. Unless sooner terminated by the Board, the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board. After termination of the Plan, no further options may be granted under the Plan; PROVIDED, HOWEVER, that such termination will not affect any options granted prior to termination of the Plan.

19.  GOVERNING LAW

    The provisions of this Plan shall be governed and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.

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

                                                                PROXY

                                                     TOYMAX INTERNATIONAL, INC.
                                            Solicited on Behalf of the Board of Directors


         The undersigned hereby appoints STEVEN A. LEBENSFELD and SANFORD B. FRANK with full power to act without the others and with power to appoint his substitute as the undersigned's proxies to vote all shares of Common Stock of the undersigned in TOYMAX
INTERNATIONAL, INC. (the "Company"), a Delaware corporation, which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Chase Manhattan Bank, Media Room, Lower Level, 395 North Service Road, Melville,
New York 11747, on August 9, 2001 at 9:00 a.m., E.D.T., and at any and all adjournments thereof as follows:

1.    ELECTION OF DIRECTORS      |_| FOR the nominees listed below (except as marked to the contrary below)
                                               |_|   WITHHOLD AUTHORITY to vote for the nominees listed below

                                                          CLASS 3
                                                          DAVID KI KWAN CHU
                                                          JOEL M. HANDEL
      INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)




2.    Proposal to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to change the
      Company's name to Maxx Enterprises, Inc.

                       |_| FOR                                             |_| AGAINST                       |_| ABSTAIN

3.    Proposal to approve the Company's 2001 Stock Option Plan:
                       |_| FOR                                             |_| AGAINST                       |_| ABSTAIN

4.    Proposal to ratify the selection of BDO Seidman LLP as the Company's independent auditors for the fiscal year ending March 31,
      2002. The Board of Directors recommends a vote FOR this proposal.

                       |_| FOR                                             |_| AGAINST                       |_| ABSTAIN


                            PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
                                                               (over)
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



5.    In their discretion such other business as may properly come before the meeting and any and all adjournments thereof.

      The shares of Common Stock represented by this proxy will be voted in accordance with the foregoing instructions. In the absence of any instructions, such shares will be voted for the election of the nominees listed in item 1 and for the proposals in items 2, 3 and 4.

      The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on August 9, 2001 and the Proxy Statement furnished therewith.

      The undersigned hereby revokes any proxy to vote shares of Common Stock of the Company heretofore given by the undersigned.

                                                             _________________________________________________________________, 2001
                                                                                           (Date)

                                                             Signature______________________________________________________________


                                                             _______________________________________________________________________
                                                             Please date, sign exactly as name appears on this proxy, and promptly return in the enclosed envelope. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving title, and affix corporate seal. If a partnership, sign in partnership name by authorized person. In the case of joint ownership, each joint owner must sign.
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